Exhibit 10.2

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

AAL-PA-03735-LA-1600073

American Airlines, Inc.

P.O. Box 619616

Dallas-Fort Worth Airport, Texas 75261-9616

Subject:	[*CTR]

Reference:	Purchase Agreement No. 03735 (Purchase Agreement) between The Boeing Company (Boeing) and American Airlines, Inc. (Customer) relating to Model 737 MAX aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1.	[*CTR].

1.1 At the time of delivery of each Boeing Model 737-8 MAX aircraft specified in Table 1R1 (Aircraft) and for any of the [*CTR] in which Customer exercises it [*CTR] pursuant to Letter Agreement No. AAL-PA-03735-LA-110651 entitled “[*CTR]”, if Customer [*CTR] identified in the table below, Boeing will [*CTR] in the [*CTR].

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[*CTR]

	Catalog Option Number	Description
1	[*CTR]	[*CTR]
2	[*CTR]	[*CTR]
3	[*CTR]	[*CTR]
4	[*CTR]	[*CTR]
5	[*CTR]	[*CTR]
6	[*CTR]	[*CTR]
7	[*CTR]	[*CTR]
8	[*CTR]	[*CTR]
9	[*CTR]	[*CTR]
10	[*CTR]	[*CTR]
11	[*CTR]	[*CTR]
12	[*CTR]	[*CTR]

1.2 In order to receive the [*CTR] in the [*CTR] set forth in paragraph 1., above, Customer cannot [*CTR]. The [*CTR] if (i) Customer does not [*CTR], or (ii) Customer [*CTR], due to Customer [*CTR]. Boeing shall make such [*CTR] consistent with the Boeing [*CTR] used to determine the [*CTR]. For avoidance of doubt, if (for any reason) one or more of the [*CTR] are no longer [*CTR] by Boeing, Customer will continue to [*CTR] in accordance with the terms and conditions of this Letter Agreement so long as Customer [*CTR].

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2.	Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. This Letter Agreement shall be subject to the terms and conditions of Letter Agreement No. AAL-PA-03735-LA-1106670 entitled “Confidentiality”.

3.	Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer’s becoming the operator of the Aircraft and cannot be assigned, in whole or in part, without the prior written consent of Boeing, except to the extent permissible under the terms of the AGTA.

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

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Very truly yours,

THE BOEING COMPANY

By:	/s/ The Boeing Company

Its:	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	January 14, 2016

AMERICAN AIRLINES, INC.

By:	/s/ American Airlines, Inc.

Its:	Vice President, Fleet Planning

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